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                                                                     EXHIBIT 2.2

                          OPLINK STOCK OPTION AGREEMENT

        THIS OPLINK STOCK OPTION AGREEMENT (this "Agreement") is made and entered into as of March 18, 2002, between Avanex Corporation, a Delaware corporation ("Avanex"), and Oplink Communications, Inc., a Delaware corporation ("Oplink"). Capitalized terms used but not otherwise defined herein will have the meanings ascribed to them in the Merger Agreement (as defined below).

                                    RECITALS
                                    --------

        A. Avanex, Pearl Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Avanex ("Merger Sub"), and Oplink have entered into an Agreement and Plan of Reorganization (the "Merger Agreement") which provides for the merger (the "MERGER") of Merger Sub with and into Oplink. Pursuant to the Merger, all outstanding capital stock of Oplink will be automatically converted into Avanex Common Stock, as set forth in the Merger Agreement.

        B. As a condition to Avanex's willingness to enter into the Merger Agreement, Avanex has requested that Oplink agree, and Oplink has so agreed, to grant to Avanex an option to purchase shares of Oplink Common Stock, par value $0.001 per share (the "Oplink Shares"), upon the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

        1.    Grant of Option. Subject to the terms and conditions of this
              ---------------
Agreement, Oplink hereby grants to Avanex an irrevocable option (the "Option") to purchase up to 32,769,053 Oplink Shares, as adjusted pursuant to Section 9 hereof (the "Option Shares"), in the manner set forth below by (i) paying cash at a price of $1.755 per Oplink Share (the "Exercise Price") and/or, at Avanex's election, (ii) complying with the cashless exercise provision set forth in Section 2(c).

        2.    Exercise of Option; Maximum Proceeds.
              ------------------------------------

              (a) Subject to the terms and conditions of this Agreement, the Option may be exercised by Avanex, in whole or in part, at any time or from time to time (i) if the Merger Agreement is terminated pursuant to 7.1(f) thereof or (ii) immediately prior to the occurrence of any event causing the Oplink Termination Fee to become payable after termination of the Merger Agreement pursuant to Section 7.1(b) or 7.1(e) thereof (any of the events being referred to in clause (i) or (ii) herein as an "Exercise Event"). In the event Avanex wishes to exercise the Option, Avanex will deliver to Oplink a written notice (each an "EXERCISE NOTICE") specifying the total number of Option Shares it wishes to purchase and the form of consideration to be paid. Each closing of a purchase of Option Shares (a "Closing") will occur on a date and at a time prior to the

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termination of the Option designated by Avanex in an Exercise Notice delivered at least two (2) business days but not more than twenty (20) business days prior to the date of such Closing, which Closing will be held at the principal offices of Oplink.

              (b) The Option will terminate upon the earliest of (i) the Effective Time, (ii) twelve (12) months following the date on which the Merger Agreement is terminated pursuant to Section 7.1(b) or 7.1(e) thereof, if no event causing the Oplink Termination Fee to become payable pursuant to Section 7.3(b)(i) of the Merger Agreement has occurred as a result of such termination,
(iii) twelve (12) months following payment of the Oplink Termination Fee as a result of the Merger Agreement being terminated pursuant to Section 7.1(f) thereof, (iv) in the event the Merger Agreement has been terminated pursuant to
Section 7.1(b) or 7.1(e) thereof and the Oplink Termination Fee became payable pursuant to Section 7.3(b)(i) thereof as a result of such termination, twelve
(12) months after payment of the Oplink Termination Fee; provided, however, that with respect to this clause (iv), the Option will terminate immediately after the payment of the Oplink Termination Fee in the event that the Acquisition that was consummated as a condition to the payment of such fee resulted in (A) the purchase from Oplink or acquisition by any Person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of a one hundred percent (100%) interest in the total outstanding voting securities of Oplink or any tender offer or exchange offer that if consummated would result in any Person or "group" beneficially owning one hundred percent (100%) of the total outstanding voting securities of Oplink, (B) any sale, lease (other than in the ordinary course of business), acquisition or disposition of one hundred percent (100%) of the assets of Oplink (including its subsidiaries taken as a whole) or (C) any liquidation or dissolution of Oplink; and (v) the date on which the Merger Agreement is terminated under circumstances in which the Oplink Termination Fee is not then payable and could not, regardless of the lapse of time or the occurrence or non-occurrence of any event, become payable; provided, however, that if the
                                             --------  -------
Option cannot be exercised by reason of any applicable government order, judgment or decree or because the waiting period related to the issuance of the Option Shares under the HSR Act will not have expired or been terminated, then the Option will not terminate until the tenth (10th) business day after such impediment to exercise will have been removed or will have become final and not subject to appeal.

              (c) Notwithstanding any provisions herein to the contrary, in lieu of exercising the Option for cash, Avanex may elect to receive that number of Option Shares equal to the value (as determined below) of the Option (or the portion thereof being canceled) by delivery of an Exercise Notice indicating that Avanex wishes to exercise in accordance with the cashless exercise provision set forth in this Section 2(c), in which event Oplink shall issue to Avanex a number of Option Shares computed using the following formula:

                           X=Y (A-B)
                             -------
                                A

           Where X =     the number of Option Shares to be issued to Avanex.

                 Y = the number of Option Shares purchasable under this Agreement or, if the Option is being exercised to purchase a number of Option Shares that is less than the total number of Option Shares purchasable

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                         hereunder, the portion of the Option being canceled
                         (at the date of such calculation).

                 A = the Market/Tender Offer Price (at the date of such calculation).

                 B = Exercise Price (as adjusted to the date of such calculation).

        3.    Conditions to Closing. The obligation of Oplink to issue Option
              ---------------------
Shares to Avanex hereunder is subject to the conditions that (A) any waiting period under the HSR Act applicable to the issuance of the Option Shares hereunder will have expired or been terminated; (B) all material consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Federal, state or local administrative agency or commission or other Federal state or local governmental authority or instrumentality, if any, required in connection with the issuance of the Option Shares hereunder will have been obtained or made, as the case may be; (C) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance will be in effect; and (D) the Option Shares shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance. It is understood and agreed that at any time during which the Option is exercisable, the parties will use their respective commercially reasonable efforts to satisfy all conditions to Closing, so that a Closing may take place as promptly as practicable.

        4.    Closing. At any Closing, (A) Oplink will deliver to Avanex a
              -------
single certificate in definitive form representing the number of Oplink Shares designated by Avanex in its Exercise Notice, such certificate to be registered in the name of Avanex and to bear the legend set forth in Section 11 hereof, against delivery of (B) payment by Avanex to Oplink of the aggregate purchase price for the Oplink Shares so designated and being purchased by (i) delivery of a certified check or bank check and/or, at Avanex's election, (ii) compliance with the cashless exercise provision set forth in Section 2(c).

        5.    Representations and Warranties.
              -------------------------------

              (a)  Oplink. Oplink represents and warrants to Avanex that (A)
                   ------
Oplink is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (B) the execution and delivery of this Agreement by Oplink and consummation by Oplink of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Oplink and no other corporate proceedings on the part of Oplink are necessary to authorize this Agreement or any of the transactions contemplated hereby; (C) this Agreement has been duly executed and delivered by Oplink and constitutes a legal, valid and binding obligation of Oplink and, assuming this Agreement constitutes a legal, valid and binding obligation of Avanex, is enforceable against Oplink in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting or relating to creditors' rights generally, the availability of injunctive relief and other equitable remedies and general principles of equity and limitations imposed by law on indemnification for liability under federal securities laws; (D) except for any filings required under the HSR Act and as may be required in accordance with requirements of the Nasdaq National Market, Oplink has taken all necessary corporate and other action to authorize and reserve for issuance and to permit it to issue upon exercise of the Option, and at all times from the date hereof until the termination of the Option will have reserved for issuance, a sufficient number of unissued Oplink Shares for Avanex to exercise the Option in full and will take all necessary corporate or other action to authorize and reserve for issuance all additional Oplink Shares or other securities that may be issuable pursuant to Section 9(a) upon exercise of the Option, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable;
(E) upon delivery of the Oplink Shares and any other securities to Avanex upon exercise of the Option, Avanex will acquire such Oplink Shares or other securities free and clear of all material claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever, excluding those imposed by Avanex; (F) the execution and delivery of this Agreement by Oplink do not, and the performance of this Agreement by Oplink will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws or equivalent organizational documents of Oplink or any of its subsidiaries, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Oplink or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Oplink's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Oplink or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Oplink or any of its subsidiaries is a party or by which Oplink or any of its subsidiaries or its or any of their respective properties are bound or affected; and (G) the execution and delivery of this Agreement by Oplink does not, and the performance of this Agreement by Oplink will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Entity except pursuant to the HSR Act or as may be required in accordance with requirements of the Nasdaq National Market.

              (b)  Avanex. Avanex represents and warrants to Oplink that the
                   ------
Option and any Option Shares that Avanex may hereafter purchase are being purchased by Avanex for its own account, for investment and not with a view to the distribution or resale thereof, except in compliance with the Securities Act and applicable state securities and blue sky laws. Avanex has sufficient knowledge and experience in investing in securities similar to the Option and to the Option Shares so as to be able to evaluate the risks and merits of any investment in the Option and in the Option Shares and is able financially to bear the risks thereof, including a complete loss of its investment.

        6.    Avanex Put. At the request of and upon notice by Avanex (the "Put
              ----------
Notice"), at any time during the period during which the Option is exercisable pursuant to Section 2 (the "Purchase Period"), Oplink (or any successor entity thereof) will purchase from Avanex the Option, to the extent not previously exercised, at the price set forth in subparagraph (a) below (as limited by Section 10 below), and the Option Shares, if any, acquired by Avanex pursuant thereto, at the price set forth in subparagraph (b) below (as limited by Section 10 below):

              (a) The amount, if any, by which the "Market/Tender Offer Price" for Oplink Shares as of the date Avanex gives notice of its intent to exercise its rights under this Section 6(a) exceeds the Exercise Price, multiplied by the number of Oplink Shares purchasable pursuant to the Option. "Market/Tender Offer Price" shall mean the highest of: (i) the highest purchase price per share paid after the date of this Agreement and on or prior to the delivery of the Put Notice pursuant to any tender or exchange offer made for shares of Oplink Common Stock, (ii) the highest price per share paid or to be paid by any Person for shares of Oplink Common Stock pursuant to any agreement contemplating a merger or other business combination transaction involving Oplink that was entered into after the date of this Agreement and on or prior to the delivery of the Put Notice or (iii) the average of the highest bid prices per share of Oplink Common Stock as quoted on the Nasdaq National Market (or if Oplink Common Stock is not quoted on the Nasdaq National Market, the highest bid price per share of Oplink Common Stock as quoted on any other market comprising a part of the Nasdaq Stock Market or, if the shares of Oplink Common Stock are not quoted thereon, on the principal trading market (as defined in Regulation M under the Exchange Act) on which such shares are traded as reported by a recognized source) during the 20-day period ending on the date of delivery of the Put Notice. For purposes of determining the highest price offered pursuant to any Acquisition Proposal with respect to Oplink which involves consideration other than cash, the value of such consideration will be equal to the higher of (x) if securities of the same class of the proponent as such consideration are traded on any national securities exchange or by any registered securities association, a value based on the closing sale price or asked price for such securities on their principal trading market on such date and (y) the value ascribed to such consideration by the proponent of such Acquisition Proposal, or if no such value is ascribed, a value determined in good faith by the Board of Directors of Oplink.

              (b) The product of the Market/Tender Offer Price multiplied by the number of Oplink Shares so purchased.

        7.    Payment and Redelivery of Option or Shares.  In the event Avanex
              ------------------------------------------
exercises its rights under Section 6, Oplink will, within five (5) business days after Avanex delivers notice pursuant to Section 6, pay the required amount to Avanex in immediately available funds and Avanex will surrender to Oplink the Option and the certificates evidencing the Oplink Shares purchased by Avanex pursuant thereto.

        8.    Registration Rights.
              -------------------

              (a) During the period beginning on the date of the termination of the Merger Agreement until such time as all Option Shares issued to Avanex may be sold pursuant to Rule 144(k) of the Securities Act (the "Registration Period"), Avanex (sometimes referred to herein as the "Holder") may by written notice (a "Registration Notice") to Oplink (the "Registrant") request the Registrant to register under the Securities Act all or any part of the shares acquired by the Holder pursuant to this Agreement (such shares requested to be registered, the "Registrable Securities") in order to permit the sale or other disposition of any or all shares of the Registrable Securities that have been acquired by or are issuable to the Holder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by the Holder, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision. The Holder agrees to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee will own beneficially more than five (5) percent of the then-outstanding voting power of the Registrant. Upon a request for registration, the Registrant will have the option exercisable by written notice delivered to the Holder within ten (10) business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities for cash at a price (the "Option Price") equal to the product of (i) the number of Registrable Securities so purchased and (ii) the per share average of the closing sale prices of Oplink Common Stock on the Nasdaq National Market for the ten (10) trading days immediately preceding the date of the Registration Notice. Any such purchase of Registrable Securities by the Registrant hereunder will take place at a closing to be held at the principal executive offices of the Registrant or its counsel at any reasonable date and time designated by the Registrant in such notice within ten (10) business days after delivery of such notice. The payment for the shares to be purchased will be made by delivery at the time of such closing of the Option Price in immediately available funds.

              (b) The Registrant will use all commercially reasonable efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities requested to be registered in the Registration Notice and to keep such registration statement effective for such period not in excess of 120 calendar days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition; provided, however, that the Holder will not be
                           --------  -------
entitled to more than an aggregate of two (2) effective registration statements hereunder. The obligations of the Registrant hereunder to file a registration statement and to maintain its effectiveness may be suspended for up to 90 calendar days in the aggregate if the Board of Directors of the Registrant shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require premature disclosure of material nonpublic information that would materially and adversely affect the Registrant or otherwise interfere with or adversely affect any pending or proposed offering of securities of the Registrant or any other material transaction involving the Registrant. If consummation of the sale of any Registrable Securities pursuant to a registration hereunder does not occur within 90 days after the filing with the SEC of the initial registration statement therefor, the provisions of this Section 8 will again be applicable to any proposed registration. The Registrant will use all commercially reasonable efforts to cause any Registrable Securities registered pursuant to this Section 8 to be qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder may reasonably request and will continue such registration or qualification in effect in such jurisdictions; provided, however, that the
                                               --------  -------
Registrant will not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision. If, during the Registration Period, the Registrant shall propose to register under the Securities Act the offering, sale and delivery of Oplink Common Stock for cash pursuant to a firm commitment underwriting, it shall, in addition to the Registrant's other obligations under this Section 8, allow the Holder the right to participate in such registration provided that the Holder participates in the underwriting; provided that, if the managing underwriter of such
                     --------
offering advises the Registrant in writing that in its opinion the number of shares of Oplink Common Stock requested to be included in such registration exceeds the number that can be sold in such offering, the Registrant shall include the shares requested to be included therein by the Holder pro rata (based on the number of shares intended to be included therein) with the shares intended to be included therein by the Registrant and Persons other than the Registrant. In connection with any offering, sale and delivery of Oplink Common Stock pursuant to a registration statement effected pursuant to this Section 8, the Registrant and the Holder shall provide each other and each underwriter of the offering with customary representations, warranties and covenants, including covenants of indemnification and contribution, and opinions of counsel.

              (c) The registration rights set forth in this Section 8 are subject to the condition that the Holder will provide the Registrant with such information with respect to the Holder's Registrable Securities, the plan for distribution thereof, and such other information with respect to the Holder as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in a registration statement all facts required to be disclosed with respect to a registration thereunder.

              (d) A registration effected under this Section 8 will be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and expenses of counsel to the Holder, and the Registrant will provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings and as such underwriters may reasonably require. In connection with any registration, the Holder and the Registrant agree to enter into an underwriting agreement reasonably acceptable to each such party, in form and substance customary for transactions of this type with the underwriters participating in such offering.

              (e)  Indemnification.
                   ---------------

                   (i)    The Registrant will indemnify the Holder, each of
its directors and officers and each person who controls the Holder within the meaning of Section 15 of the Securities Act, and each underwriter of the Registrant's securities, with respect to any registration, qualification or compliance which has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Registrant of any rule or regulation promulgated under the Securities Act applicable to the Registrant in connection with any such registration, qualification or compliance, and the Registrant will reimburse the Holder and, each of its directors and officers and each person who controls the Holder within the meaning of Section 15 of the Securities Act, and each underwriter for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, that the
                                                   --------
Registrant will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Registrant by such Holder or director or officer or controlling person or underwriter seeking indemnification.

                   (ii) The Holder will indemnify the Registrant, each of its directors and officers and each underwriter of the Registrant's securities covered by such registration statement and each person who controls the Registrant within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Holder of any rule or regulation promulgated under the Securities Act applicable to the Holder in connection with any such registration, qualification or compliance, and will reimburse the Registrant, such directors, officers or control persons or underwriters for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Registrant by the Holder for use therein; provided, that in no event
                                                 --------
will any indemnity under this Section 8(e) exceed the net proceeds of the offering received by the Holder.

                   (iii)  Each party entitled to indemnification under this
Section 8(e) (the "Indemnified Party") will give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and will permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided, that counsel for
                                                  --------
the Indemnifying Party, who will conduct the defense of such claim or litigation, will be approved by the Indemnified Party (whose approval will not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party
                                 --------  -------
will pay such expense if representation of the Indemnified Party by counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding, and provided further, however,
                                                    -------- -------  -------
that the failure of any Indemnified Party to give notice as provided herein will not relieve the Indemnifying Party of its obligations under this Section 8(e) unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation will, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party will be required to indemnify any Indemnified Party with respect to any settlement entered into without such Indemnifying Party's prior consent (which will not be unreasonably withheld).

        9.    Adjustment Upon Changes in Capitalization.
              -----------------------------------------

              (a) In the event of any change in the Oplink Shares by reason of stock dividends, stock splits, reverse stock splits, mergers (other than the Merger), recapitalizations, combinations, exchanges of shares and the like, the type and number of shares or securities subject to the Option and the Exercise Price will be adjusted appropriately, and proper provision will be made in the agreements governing such transaction so that Avanex will receive, upon exercise of the Option, the number and class of shares or other securities or property that Avanex would have received in respect of the Oplink Shares if the Option had been exercised immediately prior to such event or the record date therefor, as applicable.

              (b) Without limiting the parties' relative rights and obligations under the Merger Agreement, if the number of outstanding shares of Oplink Common Stock increases or decreases after the date of this Agreement (other than pursuant to an event described in Section 9(a)), the number of shares of Oplink Common Stock subject to the Option (including those Option Shares which may have already been exercised) will be adjusted so that it equals 19.99% of the number of shares of Oplink Common Stock then issued and outstanding, without giving effect to any Option Shares.

        10.   Profit Limitation.
              -----------------

              (a) Notwithstanding any other provision in this Agreement or the Merger Agreement, in no event shall Avanex's Total Profit (as defined below) exceed the amount of the Oplink Termination Fee (the "Maximum Profit") and, if
                                                      --------------
Avanex's Total Profit otherwise would exceed the Maximum Profit, Avanex, at its sole discretion, shall either (i) reduce the number of Option Shares subject to the Option, (ii) deliver to Oplink for cancellation Option Shares (or other securities into which such Option Shares are converted or exchanged) previously purchased by Avanex, (iii) pay cash to Oplink, or (iv) any combination of the foregoing, so that Avanex's actually realized Total Profit shall not exceed the Maximum Profit after taking into account the foregoing actions.

              (b)  For purposes of this Agreement, "Total Profit" shall mean:
                                                    ------------
(i) the aggregate amount (before taxes) of (A) any excess of (x) the net cash amounts or fair market value of any property received by Avanex pursuant to a sale of Option Shares (or securities into which such shares are converted or exchanged) over (y) Avanex's aggregate purchase price for such Option Shares (or other securities), plus (B) any amounts received by Avanex pursuant on the repurchase of the Option by Oplink pursuant to Section 6, plus (C) the Oplink Termination Fee paid in cash by Oplink pursuant to the Merger Agreement, minus
(ii) the amounts of any cash previously paid by Avanex to Oplink pursuant to this Section 10 plus the value of the Option Shares (or other securities) previously delivered by Avanex to Oplink for cancellation pursuant to this
Section 10.

              (c) For purposes of Section 10(a) and clause (ii) of Section 10(b), the value of any Option Shares delivered by Avanex to Oplink shall be the Market/Tender Offer Price of such Option Shares.

        11.   Restrictive Legends.  Each certificate representing Option Shares
              -------------------
issued to Avanex hereunder will include a legend in substantially the following form:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT DATED

        AS OF MARCH 18, 2002, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER.

        It is understood and agreed that (i) the reference to restrictions arising under the Securities Act in the above legend will be removed by delivery of substitute certificate(s) without such reference if such Option Shares have been registered pursuant to the Securities Act, such Option Shares have been sold in reliance on and in accordance with Rule 144 under the Securities Act or the Holder has delivered to the Registrant a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to the Registrant and its counsel, to the effect that such legend is not required for purposes of the Securities Act and (ii) the reference to restrictions pursuant to this Agreement in the above legend will be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

        12.   Listing and HSR Filing. Oplink, upon the request of Avanex, will
              ----------------------
promptly file an application to list the Oplink Shares to be acquired upon exercise of the Option for quotation on the Nasdaq National Market and will use its commercially reasonable efforts to obtain approval of such listing as soon as practicable. Promptly after the date hereof, each of the parties hereto will promptly file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice all required premerger notification and report forms and other documents and exhibits required to be filed under the HSR Act to permit the acquisition of the Oplink Shares subject to the Option at the earliest possible date.

        13.   Binding Effect. This Agreement will be binding upon and inure to
              --------------
the benefit of the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement. Any shares sold by a party in compliance with the provisions of Section 8 will, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement and any transferee of such shares will not be entitled to the rights of such party. Certificates representing shares sold in a registered public offering pursuant to Section 8 will not be required to bear the legend set forth in Section 11.

        14.   Specific Performance. The parties hereto recognize and agree that
              --------------------
if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party hereto agrees that in addition to other remedies the other party hereto will be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement or the right to enforce any of the covenants or agreements set forth herein by specific performance. In the event that any action will be brought in equity to enforce the provisions of the Agreement, neither party hereto will allege, and each party hereto hereby waives the defense, that there is an adequate remedy at law.

        15.   Entire Agreement. This Agreement, the Confidentiality Agreement
              ----------------
and the Merger Agreement (including the appendices thereto) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

        16.   Further Assurances.  Each party hereto will execute and deliver
              ------------------
all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

        17.   Validity. The invalidity or unenforceability of any provision of
              --------
this Agreement will not affect the validity or enforceability of the other provisions of this Agreement, which will remain in full force and effect. In the event any Governmental Entity of competent jurisdiction holds any provision of this Agreement to be null, void or unenforceable, the parties hereto will negotiate in good faith and will execute and deliver an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision.

        18.   Notices. All notices and other communications hereunder will be
              -------
in writing and will be deemed duly given (a) on the date of delivery if delivered personally, (b) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) of transmission by telecopy or telefacsimile or (c) on the date of confirmation of receipt (or the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized courier service. All notices hereunder shall be delivered to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as will be specified by like notice):

              (a)  if to Avanex, to:

                   Avanex Corporation
                   40919 Encyclopedia Circle
                   Fremont, CA  94538
                   Attention:  Chief Executive Officer
                   Facsimile:  (510) 897-4189

                   with copies to:

                   Wilson, Sonsini, Goodrich & Rosati,
                   Professional Corporation
                   650 Page Mill Road
                   Palo Alto, California 94304-1050
                   Attention:  Mark A. Bertelsen, Esq.
                   Facsimile:  (650) 493-6811
                   and to:

                   Wilson Sonsini Goodrich & Rosati,
                   Professional Corporation
                    One Market
                   Spear Street Tower, Suite 3300
                   San Francisco, California 94105
                   Attention:  Steve L. Camahort, Esq.
                   Facsimile:  (415) 947-2099

              (b)  if to Oplink to:

                   Oplink Communications, Inc.
                   3469 North First Street
                   San Jose, CA  95134
                   Attention:  Chief Executive Officer
                   Facsimile:  (408) 433-0606

                   with a copy to:

                   Cooley Godward LLP
                   3000 El Camino Real
                   Palo Alto, CA 94306
                   Attention:  Eric Jensen
                               Suzanne Sawochka Hooper
                   Facsimile:  (650) 849-7400

        19.   Governing Law.  This Agreement will be governed by and construed
              -------------
in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

        20.   Expenses.  Except as otherwise expressly provided herein or in
              --------
the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement will be paid by the party incurring such expenses.

        21.   Amendments; Waiver.  This Agreement may be amended by the parties
              ------------------
hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

        22.   Assignment.  Neither of the parties hereto may sell, transfer,
              ----------
assign or otherwise dispose of any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that the rights and obligations hereunder will inure to the benefit of and be binding upon any successor of a party hereto.

        23.   Counterparts.  This Agreement may be executed in counterparts,
              ------------
each of which will be deemed to be an original, but both of which, taken together, will constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                  AVANEX CORPORATION

                                  By: /s/ Paul Engle
                                     -----------------------------------------

                                  Name: Paul Engle
                                        --------------------------------------

                                  Title: President and Chief Executive Officer
                                         -------------------------------------

                                  OPLINK COMMUNICATIONS, INC.

                                  By: /s/ Frederick Fromm
                                     -----------------------------------------

                                  Name: Frederick Fromm
                                        --------------------------------------

                                  Title: President and Chief Executive Officer
                                        --------------------------------------

                [SIGNATURE PAGE TO OPLINK STOCK OPTION AGREEMENT]